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                                                                   Exhibit 99.06
                                  PRESS RELEASE



CONTACTS:
For Adelphia:     Karen Chrosniak, Director of Investor Relations, 877-496-6704



                  ADELPHIA RESPONDS TO LEONARD TOW'S SEC FILING


COUDERSPORT, Pa., May 30, 2002 - Adelphia Communications Corporation (Nasdaq:
ADLAE) today issued the following letter to Mr. Leonard Tow:


May 30, 2002

Leonard Tow
160 Lantern Ridge Road
New Canaan, CT 06840

Dear Dr. Tow:

I was, as I am sure you realize, surprised to receive your letter of earlier today. We have told you that we would brief you on the asset sale proposals in detail at the Board meeting Saturday. We have also explained the general goals and progress to you orally. Your letter is the first suggestion that you felt you needed more detail before Saturday.

Your letter is also the first indication that you object to the company's need to address its liquidity issues through asset sales - proposed asset sales that I thought you fully agreed were essential to the company's survival. We have asked you for any concrete proposal you have as to how to restructure the company's debt. While I did not intend to press you for any specific plan you might have until Saturday, in light of your objection to the planned asset sales I would ask you to provide me in as much detail as you are now able, what specific, concrete alternative or alternatives you propose. You will, I know, understand that general ideas without concrete details as to how they will be implemented are of little use at this time.

Les Gelber has shared with me your proposal that you be elected Chairman of the company. I certainly hope that your letter is, and your participation as a member of the Board, will be directed towards what will benefit all of the company's shareholders and not in pursuit of a separate agenda.

Incidentally, you earlier asked and were specifically told that no transaction would be completed internally or otherwise before the Board meeting. I cannot understand what purpose you believe is served by including a knowingly false statement in a letter--particularly a letter that I understand you released to the press contemporaneously with faxing it to me.


Sincerely,


Erland E. Kailbourne



Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. These risks and uncertainties also include matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001, liquidity short falls arising out of defaults under loan agreements and indentures, the possible delisting of the Company's common stock by Nasdaq, pending derivative and class action lawsuits, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.